EXIBIT 3.6
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                          CERTIFICATE OF CORRECTION OF

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL DATACOMPUTER, INC.


It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is National Datacomputer, Inc.

          2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 17, 1986.

          3. The Certificate of Amendment of Certificate of Incorporation, which was filed on October 17, 1994, is hereby corrected.

          4. The inaccuracy to be corrected in the Certificate of Amendment of Certificate of Incorporation, which was filed on October 17, 1994, is as follows:

          The amendment set forth in the second paragraph of the Certificate of Amendment should have replaced only the first paragraph of Article FOURTH of the Certificate of Incorporation.

          5. The portion of the Certificate of Amendment of Certificate of Incorporation, which was filed on October 17, 1994, in corrected form is as follows:

          "RESOLVED: That the first paragraph of Article 4 of the Certificate of Incorporation be, and hereby is, deleted and the following be, and hereby is, inserted in place thereof:

          "FOURTH. The total number of shares of all classes which the Corporation shall have authority to issue is ten million fifty thousand (10,050,000), of which ten million (10,000,000) shares are to be Common Stock, of the par value of two cents ($.02) each, and fifty thousand (50,000) shares are to be Preferred Stock, of the par value of one-tenth of a cent ($.001) each, of which twenty (20) shares have been designated as Series A Convertible Preferred Stock, of the par value of one-tenth of a cent ($.001) amounting in the aggregate to Two Hundred Thousand Fifty and 00/100 Dollars ($200,050.00).""

          Executed this 24th day of May, 2000.




                                      NATIONAL DATACOMPUTER, INC.



                                      By: ___________________________
                                          Malcolm M. Bibby
                                          President and Chairman of the Board































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